Exhibit (m-5)


                                                              As of July 3, 2006


                               AMENDED APPENDIX A
                                 TO THE CLASS C
                    DISTRIBUTION AND SHAREHOLDER SERVICE PLAN
                            OF PACIFIC CAPITAL FUNDS



Name of Distribution Plan Fund

Tax-Free Securities Fund
Tax-Free Short Intermediate Securities Fund
High Grade Core Fixed Income Fund
U.S. Government Short Fixed Income Fund
High Grade Short Intermediate Fixed Income Fund
Growth Stock Fund
Growth and Income Fund
Value Fund Mid Cap Fund
Small Cap Fund
International Stock Fund
New Asia Growth Fund